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                                 EXHIBIT 10.20


                      FAMILY STEAK HOUSES OF FLORIDA, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT



         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into by and between FAMILY STEAK HOUSES OF FLORIDA, INC., a Florida corporation ("Company"), and JAY CONZEN ("Optionee") as of the 3rd day of November, 1999 ("Date of Grant").

         WHEREAS, the Company's Executive Compensation Committee (the "Committee") has recommended and the Company's Board of Directors has approved the grant to Optionee of a non-qualified stock option to purchase all or any part of Twenty-Five Thousand (25,000) authorized but unissued shares of voting common stock of the Company, $.01 par value, at the price of $2.00 per share, such option to be for the term and upon the terms and conditions hereinafter stated;

         NOW THEREFORE, it is hereby agreed:

         1. GRANT OF OPTION. Pursuant to the action of the Executive Compensation Committee and Board of Directors, Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of this Agreement, all or any part of Twenty-Five Thousand (25,000) shares of the Company's common stock (the "Shares") at the price of $2.00 per Share.

         2. METHOD OF PAYMENT. The exercise price shall be paid in full at the time of exercise in one of the following ways:

                  (i)      in cash, for a payment of $2.00 per Share purchased;


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                  (ii)     by the surrender of such number of shares of the
Company's common stock, the fair market value of which is currently equal to the option price for the Shares currently being purchased pursuant to this Agreement; or

                  (iii) by a combination of cash and the Company's common stock, having an aggregate value on the date of exercise equal to the aggregate option exercise price for the shares currently being purchased pursuant to the Plan.

         The value of any shares of common stock tendered in payment of the option price shall be the closing sale price for such shares (as reported in The Wall Street Journal or other reputable publication) on the trading day preceding the date they are tendered to the Company. Optionee shall deliver all shares of common stock utilized for the payment of the option price free and clear of all liens and encumbrances and in transferable form.

         3. WITHHOLDING. Where the Optionee is entitled to receive any Shares pursuant to the exercise of this option, the Company shall have the right to require Optionee to pay to the Company the amount of any federal, state or local income taxes or other amounts which the Company is required to withhold with respect to such exercise ("Withholding Taxes"), or, in lieu thereof, Optionee may make a written election to have withheld a portion of the Shares then issuable with a value equal to the Withholding Taxes. The Company's method of satisfying its withholding obligations shall be solely in the discretion of the Company, subject to applicable federal, state and local laws.

         4. EXERCISABILITY. The option shall be exercisable as to all such Shares as of the Date of Grant.

         5. EXERCISE OF OPTION. This option may be exercised by ten (10) days written notice delivered to the Secretary of the Company stating the number of Shares with respect to which this option is being exercised, together with cash, surrendered Company stock or a


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combination thereof in the amount of the purchase price of such shares. Not fewer than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option. Whether the option is exercised by Optionee during his lifetime or by his personal representative or heirs after his death, such option must be exercised, if at all, not later than November 3, 2009; otherwise, such option shall lapse and shall not be exercisable in any amount after November 3, 2009.

         6. CESSATION OF SERVICE. If Optionee shall cease to serve as a director of the Company for any reason, including but not limited to Optionee's disability or death, this option shall expire twelve (12) months thereafter or, if earlier, on the date specified in Paragraph 5 hereof.

         7. NONTRANSFERABILITY; DEATH OF OPTIONEE. Neither this option nor any interest or right therein or part thereof shall be subject to disposition by transfer (other than by will or the laws of descent and distribution), alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. This option may only be transferable by will or by the laws of descent and distribution and may be exercised only by Optionee during Optionee's lifetime. If Optionee dies while serving as a director of the Company, the persons to whom Optionee's rights under this option shall have passed by will or by the applicable laws of descent and distribution shall have the right to exercise this option for a period of one (1) year after the date of Optionee's death or, if earlier, on the date specified in Paragraph 5 hereof.


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         8.       CONTINUED SERVICE. This agreement shall not obligate the
Company to nominate the Optionee as a director or otherwise cause Optionee to serve as a director or to continue to engage Optionee as a consultant.

         9. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to the Shares until the date of issuance of stock certificates for such Shares to Optionee. Except as provided in Paragraph 10 hereof, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the outstanding shares of the common stock of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of Shares and the exercise price per Share allocated to the unexercised portion of this option, which shall have been granted prior to any such change in capitalization. Any such adjustment, however, in this option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each Share subject to this option. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under this option on account of any such adjustment.

         11. EFFECT OF CERTAIN TRANSACTIONS. In the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), this Option shall continue in effect in accordance with its terms and Optionee shall be entitled to


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receive in respect of each Share subject to the unexercised portion of this option, upon its exercise, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of common stock was entitled to receive in the Transaction in respect of such share.

         12. ADMINISTRATION. This option shall be administered by the Committee subject to the express terms and conditions set forth herein. The Committee shall have the power from time to time to construe and interpret this option and to establish, amend and revoke rules and regulations for the administration of this option, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in this Agreement, in the manner and to the extent it shall deem necessary or advisable, and generally to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to this option. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, the Optionee, and all other persons having any interest therein.

         13. TAX STATUS OF OPTION. This option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") or any successor provision thereof.

         14. MODIFICATION OR SUBSTITUTION. The Committee may, in its discretion, modify this option or accept its surrender and grant new options in substitution for it. Notwithstanding the foregoing, no modification of this option shall adversely alter or impair any of Optionee's rights or obligations under this option without the Optionee's consent.

         15. SECURITIES LAWS. This option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to this option is required by any securities exchange or under any state


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or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of the Shares, no Share shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

         16. RESTRICTIONS ON SHARES ISSUED UPON EXERCISE. Unless the Shares issuable upon exercise of this Option have been registered under the Securities Act of 1933, as amended (the "Act") and such registration is then effective with respect to such Shares or the Shares are otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Act, and Rule 144 or other regulations thereunder. The Committee may require Optionee as a condition precedent to receipt of such shares, to represent and warrant to the Company in writing that (i) the Shares acquired by him are acquired for Optionee's own account for investment purposes and without any present intention to distribute or resell the Shares; (ii) Optionee acknowledges that the Shares have not been registered under the Act and constitute "restricted securities" thereunder, and, accordingly, the subsequent transfer of such shares will be subject to certain limitations;
(iii) the Shares will not be sold or transferred other than pursuant to an effective registration thereof under the Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder; and (iv) the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is not made in accordance with the Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities.

         17. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Company's successors and assigns. All obligations imposed upon Optionee and all


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rights granted to Optionee under this Agreement shall be binding upon
Optionee's heirs, executors, administrators and successors.

         18. SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida, without regard to its choice or conflict of law rules.

                                   "COMPANY'

                                   FAMILY STEAK HOUSES OF FLORIDA, INC.



                                   By:
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                                      Glen F. Ceiley, Chairman


                                   "OPTIONEE"



                                   By:
                                      -----------------------------------------
                                      As to Optionee


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